SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry Into a Material Definitive Agreement.

Brinker International, Inc. (the “Company”) and its wholly-owned subsidiaries, Brinker Restaurant Corporation (“BRC”), Brinker Texas, Inc. (“Brinker Texas”), and Brinker Florida, Inc. (“Brinker Florida”), each as a guarantor, entered into a Second Amendment to Credit Agreement (the “Second Amendment”) dated as of September 13, 2016, which amends its Credit Agreement dated as of March 12, 2015 (as heretofore amended, the “Existing Credit Agreement;” the Existing Credit Agreement as amended by the Second Amendment, the “Amended Credit Agreement”) with a group of banks for which Bank of America, N.A. is acting as administrative agent. The other banks in the syndicate under the Amended Credit Agreement are JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., The Bank Of Tokyo-Mitsubishi UFJ, Ltd., SunTrust Bank, U.S. Bank National Association, Barclays Bank PLC, Regions Bank, Compass Bank, and Greenstone Farms Credit Services, ACA.

The Credit Agreement dated as of March 12, 2015 was more specifically described in Item 1.01 of the Company’s Current Report on Form 8-K, filed March 12, 2015, which description is incorporated by reference in this Item 1.01.

The Second Amendment provides for an increase from $750,000,000 to $1,000,000,000 in the aggregate borrowing amount available under the unsecured revolving credit facility. The Second Amendment also provides that Brinker Texas and Brinker Florida become guarantors of the Company’s obligations under the Amended Credit Agreement.

The Second Amendment also extends the maturity date for $890,000,000 of the facility from March 12, 2020 to September 12, 2021 and the remaining $110,000,000 remains due on March 12, 2020. The facility is subject to acceleration upon certain specified events of default, including failure to make timely payments under the Amended Credit Agreement, breaches of representations or covenants, failure to pay other material indebtedness, the Company ceasing to own 100% of the stock of BRC, Brinker Texas, Brinker Florida or any person becoming beneficial owner of at least a majority of the Company’s outstanding voting common stock. Proceeds from borrowings under the Amended Credit Agreement may be used for working capital and general corporate purposes. The Amended Credit Agreement contain various affirmative and negative covenants, including, maintenance of certain leverage and fixed charge coverage ratios, limitations on additional indebtedness, guarantees of indebtedness, investments and certain other transactions as set forth in the Amended Credit Agreement. The covenants, as well as the conditions to each borrowing, are similar to those contained in the Existing Credit Agreement.

Several of the banks party to the Amended Credit Agreement provide various other banking services to the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 13, 2016, the Company entered into the Second Amendment more specifically described in Item 1.01 in this Current Report on Form 8-K, which description is incorporated by reference in this Item 2.03.

Item 8.01. Other Events.

On September 13, 2016, Brinker International, Inc. (the “Company”) issued a press release announcing commencement of a proposed notes offering of $350 million aggregate principal amount of senior unsecured notes due 2024 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release dated September 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Dated: September 13, 2016	By:	/s/ Scarlett May
Scarlett May
Senior Vice President, General Counsel and Secretary